SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Strategic Internet Investments, Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1116458
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization )	Identification No.)

650 West Georgia Street, Suite 450, Vancouver, B.C., Canada V6B 4N8
(Address of principal executive offices)                                       (Zip Code)

CONSULTANTS COMMON STOCK COMPENSATION PLAN
(Full title of the plan)

Ralph Shearing, President
650 West Georgia Street, Suite 450, Vancouver, B.C., Canada V6B 4N8
(Name and address of agent for service)

604-684-8662
 (Telephone number, including area code, of agent for service)

Title of Securities to be Registered	Amount To be Registered	Proposed maximum Offering price Per Share (1)	Proposed maximum Aggregate Offering price(2)	Amount of Registration fee
Common stock	1,505,000	$.10	$150,500.00	$13.84

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Based upon Market average bid/ask on a date five days prior to filing, pursuant to Rule 457.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement, but will be provided as may be required under Rule 428(b)(1) of the Securities Act of 1933.

          Individual letter agreements with the consultants which provide for the payment for services rendered in shares of the common stock of the Company in lieu of cash have been attached to the Registration Statement as Exhibit. This document and the document incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

Strategic Internet Investments, Inc.
650 West Georgia Street, Suite 450
Vancouver, B.C., Canada V6B 4N8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

          (a)   The Annual Report on Form 10K-SB of Strategic Internet Investments, Inc. for the fiscal year ended December 31, 2001 filed on May 17, 2002 under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

          (b)   All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

          (c)   The description of the common shares issued by the Company in Registration Statement #33-28188 and any amendment or report filed for the purpose of updating such description under Registration Statement #33-28188.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

ITEM 4.       DESCRIPTION OF SECURITIES

          The description of the common shares issued by the Company in its Registration Statement #33-28188, and any amendment or report filed for the purpose of updating such description under Registration Statement #33-28188.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the securities being registered hereunder will be passed on for the Company by Michael A. Littman, attorney, of Arvada, Colorado. He is an independent securities attorney and is the owner of 205,000 shares registered pursuant to an S-8 Registration Statement filed in July, 2002.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Colorado Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          The Company, pursuant to its bylaws, will provide indemnification with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Colorado Revised Statutes, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification provides generally that the Company will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

          The indemnification provisions in the bylaws may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Securities and Exchange Commission has opined that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.       CONSULTANTS AND ADVISORS

          The following consultants/professionals will be issued securities pursuant to this Registration Statement:

Name	Number	Type of Services Provided

Robert S. Tyson	100,000	Administrative Consultant
Mohammad Hanif	1,300,000	Consulting and Business Advisory
Bill Whittle	105,000	Securities Consultant

ITEM 9.       EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of Michael A. Littman
10.1	Administrative Consulting Agreement with Robert S. Tyson
10.2	Consulting and Business Advisory Services Agreement with
Mohammad Hanif
10.3	Consulting Agreement with Bill Whittle
23.1	Consent of Amisano Hanson
23.2	Consent of Michael A. Littman
(contained in Exhibit 5.1)

ITEM 10.      UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on this 2th day of December, 2002.

STRATEGIC INTERNET INVESTMENTS, INCORPORATED

By:

/s/ Ralph Shearing
Ralph Shearing President and CEO

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ralph Shearing	President, CEO,	December 4, 2002
Ralph Shearing	and Director

/s/ Abbas Salih	Chairman, Secretary	December 4, 2002
Abbas Salih	and Director

EXHIBIT 5.1

Michael A. Littman
Attorney at Law
7609 Ralston Road
Arvada, Colorado 80002
(303) 422-8127
(303) 431-1567 fax

December 3, 2002

Strategic Internet Investments, Incorporated
650 West Georgia Street, Suite 450
Vancouver, B.C., Canada V6B 4N8

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Strategic Internet Investments, Inc. (the ("Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the United States Securities and Exchange Commission covering the offering of 1,505,000 shares of the common stock of the Company (the "Shares").

In connection with this opinion, we have examined the Registration Statement and the Company's Amended and Restated Articles of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments, as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us a copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the plans referenced above and the Registration Statement, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely yours,

/s/ Michael A. Littman

 Exhibit 10.1

ADMINISTRATIVE CONSULTING AGREEMENT WITH
ROBERT S. TYSON

ADMINISTRATIVE CONSULTING AGREEMENT

THIS ADMINISTRATIVE CONSULTING AGREEMENT (the "Agreement"), made this 24th day of August, 2001 by and between: Ohio & Southwestern Energy Company, located at Suite 450 - 650 West Georgia Street, Vancouver, B.C. V6B 4N8 (hereinafter referred to as the "Company") and Robert S. Tyson, an Administrative Consultant with offices located at 750 West Pender Street, Suite 804, Vancouver, B.C. V6C 2T8, (hereinafter referred to as the "Consultant").

BACKGROUND

WHEREAS the Company desires to engage the Consultant to assist the Company on a non-exclusive basis to perform various administrative functions with respect to the Company's requirements for financial and corporate reporting, compliance and shareholder communications;

AND WHEREAS the Company and the Consultant desire to set forth in this Agreement all of the terms and conditions that shall govern their business relationship;

NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1.       APPOINTMENT: The Company hereby appoints the Consultant as it's non-exclusive Administrative Consultant and hereby retains the Consultant on the terms and conditions of this Agreement. The Consultant accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2.      TERM: The term of this Agreement shall be for Twelve (12) months from the date signed. This Agreement can be terminated by either party upon giving thirty (30) days written notice to the other party. Notwithstanding any termination of this Agreement, the promises of confidentiality set forth in this Agreement below shall survive for a period of one year following any termination hereof.

3.       SERVICES:

(a)	The Consultant shall assist the Company with its financial and corporate reporting requirements as well as providing corporate governance advice and shareholder communications on a best efforts basis. The Consultant also may, from time to time, as requested by the Company, consult and assist in the preparation of registration statements, business plans, promotional materials and attend meetings with potential investors and others who may undertake due diligence of the Company.

(b)	The Company will pay for all pre-approved expenses and disbursements incurred by the Consultant on behalf of the Company in connections with the Consultants functions, make its representatives available upon reasonable notice to meet with the Consultant and provide unrestricted access to any and all relevant documentation as reasonably requested by the Consultant in furtherance of completion of his responsibilities.

4.       LIMITATIONS ON SERVICES: Although not required as a function of this contract, the Consultant may, at his sole discretion, introduce the Company to certain potential funding sources. The parties recognize that certain responsibilities and obligations are imposed by Federal and State Securities Laws and by the applicable rules and regulations of Stock Exchanges. The National Associations of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, the Consultant agrees that:

(a)
The Consultant shall not communicate with any potential funding source introduced by the Company before receiving approval from the Company, and, the Company shall obtain permission from the Consultant prior to communicating with any with any potential funding source introduced by the Consultant:

(b)
The Company acknowledges that the Consultant does not hold any professional licenses, including any NASD license to serve as a broker-dealer; accordingly, the Consultant shall not act as a broker-dealer, and will not solicit the purchase of the Company's equity securities from potential investors. All of the Consultant's services rendered pursuant to the terms of this Agreement shall be performed in full compliance with all applicable federal and state securities laws, rules and regulations.

(c)
The Consultant shall not render any legal advice or perform accounting services and is not acting as an investment advisor within the meaning of the applicable state and federal securities laws, rules and regulations;

(d)	The Consultant's services shall not be exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Company or it's projects;

(e)	The Consultant makes no promise that he will be successful in introducing the Company to potential investors;

(f)
The Consultant hereby acknowledges that he is not an agent or employee of the Company and agrees t indemnify the Company from and against any liability of any nature whatsoever arising out of or in connection with the Consultant's gross negligence or intentional action omitted or taken in connection with this Agreement.

5.	DUTIES OF COMPANY

(a)
The Company shall supply the Consultant, on a reasonable and unrestricted basis, with all approved data and information about the Company, its management, its products, and its operations and the Company shall be responsible for advising the Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to the Consultant so that the Consultant may take corrective action;

(b)
The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information and data, which it supplies to Consultant and the Company acknowledges its awareness that the Consultant will rely on such continuing representation;

(c)
The Company hereby agrees to indemnify the Consultant against, and to hold the Consultant harmless from, any claims, demands, suits, loss, damages, and etc. arising out of the Consultant's reliance upon the accuracy and continuing accuracy of such facts, material, information, and data, unless the Consultant has been negligent in fulfilling the duties and obligations hereunder.

6
COMPENSATION: The Consultant agrees to accept, as a retainer and in lieu of normal compensation, 100,000 common shares in the capital of the Company. The shares shall be unrestricted, free-trading and unencumbered. The Consultant shall have no responsibility to perform any services under the terms of this Agreement until the retainer is paid in full and received in good order by the Consultant as describe above.

7
CONFIDENTIALITY: The Consultant acknowledges that the execution and delivery of this Agreement as well as certain, non-public information that he may receive from the Company is "Confidential Information" which shall also include any and all information in oral or written form that is disclosed to a party (the "Receiving Party"), by the other party (the "Disclosing Party") that has not been publicly made known by the Disclosing Party either prior to or subsequent to the Receiving Party's receipt of such information. With respect to any non-public, material information the Consultant may obtain concerning the Company, the Consultant hereby acknowledges the application of the antifraud rules of the federal securities laws concerning its use and dissemination. Each party acknowledges that the other party is entering into this Agreement in large part because of the promises made in this paragraph and that any breach or threatened breach by a party of these promises will result in irreparable damage to a party for which liquidated damages could not be reasonably calculated. Accordingly, both parties agree that in the event of a breach or threatened breach of the promises made in paragraph, a party may seek and obtain an injunction against any such breach or threatened breach in any federal or provincial court in the Province of British Columbia upon application and to whose jurisdiction the parties hereby consent. The Company agrees not to contact any of the Consultant's funding sources without the prior consent of the Consultantfor a period of three (3) years after the termination of this Agreement.

8.
ENTIRE AGREEMENT: This instrument contains the entire Agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement is performable in British Columbia, Canada.

IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties. This Agreement may be executed in duplicate originals and any executed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) shallbe considered an original.

For: The Ohio & Southwestern Energy Company	For: The Consultant

By: /s/ Ralph Shearing	By: /s/ Robert Tyson
Ralph Shearing, President	Robert S. Tyson

Dated: August 31, 2001	Dated: August 31, 2001

Exhibit 10.2

CONSULTING AND BUSINESS ADVISORY SERVICES AGREEMENT
WITH MOHAMMAD HANIF

CONSULTING AND SERVICES AGREEMENT

          THIS AGREEMENT is dated November 14, 2002, by and between Mr. Mohammad Hanif, 48 Gladstone Park Gardens, London, England NW2 6JU, (the "Consultant"), and Strategic Internet Investments, Inc., a Colorado corporation, having places of business at 650 West Georgia Street, Suite 450, Vancouver, BC, Canada V6B 4N8 (the “Company”).

WITNESSETH:

          Consultant is engaged in the business of, among other things, providing consulting and business advisory services to foreign companies wishing to operate and expand opportunities within the Middle East Region, and the Company seeks these services; and

NOW, THEREFORE, the parties hereto agree as follows:

          1. Services. Consultant shall, during the term of this Agreement, provide the following services to the Company:

                    a) Consultant shall primarily act as an advisor, overseer and liaison to the Company with respect to the Company’s involvement and investment in the Bahrain “Dream Island Project” Dredging and Reclamation Works currently contracted to Robodh Contracting. In addition, the Consultant will analyze and provide advice to the Company as to both short and long-term strategic business plans, business development, financing(s), mergers and acquisitions; as well as make recommendations for strategic partners with the Middle Eastern Gulf region.

                    b) Consultant shall provide all the consulting services described herein directly to management of the Company. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Company to any matter whatsoever or to make any representation pertaining to the Company whatsoever. Further, the Consultant is not authorized or empowered to commit the Company to any recommendations or course of action, or any agreement, promise, or representation; and

                    c) Consultant shall provide such other general consulting services as may be reasonably requested by the Company, from time to time, during the term; subject to mutual understanding and written agreement between the Company and Consultant.

                    d) Consultant shall be available, including by receiving telephone calls to the Consultant's business, receiving calls while traveling at hotels, and otherwise. Consultants shall also be available to review and receive information concerning the Company 8 hours a day, including while at home and while traveling, provided that the parties agree that reasonable efforts will be made to provide such information by fax or during normal business hours. (Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.)

                    e) Consultant shall be fully responsible for complying with all applicable state and federal laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

          2. Consulting Compensation. In consideration for the services to be provided by the Consultant pursuant to Section 1 above, the Consultant shall be compensated as follows:

                    a) Consultant shall be issued shares of non-restricted common stock in the amount of 1,300,000 shares (the “Compensation Shares”). The compensation shares will be deposited into an escrow account and release to the Consultant according to the development progress of the Dredging and Reclamation works to be preformed by Robodh Contracting.

                    b) Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Company; subject to a written estimate or statement which is provided by the Consultant to the Company and approved by its President.

          3. Indemnification. Both the Company and Consultant shall indemnify and hold harmless one another as to and against all losses, claims, damages, liabilities, and expenses (including reasonable attorney's fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Company shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Company; provided, however, that the Company will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Company by Consultant, and/or in any case the Consultant is aware of the problem.

          4. Term. The term of this Agreement shall be for an initial term (the "Initial Term") of six (6) months commencing on the date first set forth above. This Agreement may be extended beyond the Initial Term and the rate of compensation may be adjusted as long as it is agreeable to both parties.

          5. Non-Exclusive. Consultant shall devote such of its time and effort, as Consultant deems necessary or desirable to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

          6. Confidentiality. Consultant shall, and shall cause officers, directors, employees and agents of Consultant to, hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentially, all confidential information, if any, which Consultant or any of its officers, directors, employees, or agents may, from time-to-time, possess relating to financial condition, results of operation, business, property, assets or liabilities of the Company; provided, however, the restrictions of this sentence shall not apply to information that (I) is publicly available, (II) already is known to Consultant at the time of disclosure, or (III) is received from a third party not under any obligation of confidentiality to the Company.

          7. Benefit, Burden, and Assignment. The provisions herein shall ensure to the benefit of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

          8. Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by applicable law.

          9. Governing Law. The laws of the State of Florida, U.S.A. shall govern this Agreement, and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in Dade County, Florida.

         10. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

         11. Captions. Captions in this Agreement are for convenience of reference only and shall not be used in the interpretation.

         12. Independent Legal Counsel. The parties agree and acknowledge that they have been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

         13. Amendments and Modification. No amendment or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

         14. Ambiguities. The parties hereby acknowledge that the normal rule of construction to the effect that ambiguities in an agreement are constructed against the drafting party shall not apply to this Agreement.

         15. Cooperation. Each party hereby agrees to provide such reasonable cooperation and execute such reasonable documents as shall be reasonably required or requested by the other party hereto to perform the Agreement.

         16. Written Provisions. Hand-written provisions hereto initiated by the parties hereto shall control to the extent of any conflict with the typed provisions herein.

         17. Execution. This Agreement may be executed via facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mr. Mohammad Hanif	Strategic Internet Investments, Inc.

_________________________________________	_________________________________________
Executive Vice-President	President

_________________________________________	_________________________________________
Consultant	President

Exhibit 10.3

CONSULTING AGREEMENT

THIS AGREEMENT is entered into and made effective this 1 day of October, 2002.

BETWEEN:

Strategic Internet Investments Inc., having an office at
Suite 450 - 650 West Georgia Street, Vancouver, B.C. V6B 4N8
(hereinafter referred to as the "Company")
OF THE FIRST PART

AND:

Bill Whittle, of Suite 107 - 1576 Merklin Street, White Rock,
B.C., V4B 5K2

(hereinafter referred to as the "Consultant")
OF THE SECOND PART

WHEREAS:

A.
In order to achieve its corporate and business objectives, the Company desires to engage a consultant experienced in U.S. and Canadian Securities procedures who will be principally responsible for fulfilling the duties more particularly described herein;

B.	The Consultant has agreed to accept such engagement upon the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants herein contained the parties agree as follows:

1.	Engagement of Services

1.1	The Company hereby retains the Consultant and the Consultant hereby agrees to perform services for the Company in accordance with the terms and conditions of this Agreement.
1.2	The Consultant's obligations to perform the services (as hereinafter defined) shall commence as of the date hereof (the "Effective Date") and will continue for a term of three months terminating on December 31, 2002. Furthermore, this Agreement shall be cancelable without cause at any time by either party but only if either party gives thirty (30) days written notice to the other party regarding the termination of the agreement. Notwithstanding the foregoing, either party shall have the option to terminate this Agreement if the other party shall be in material default of any obligation, representation or warranty hereunder or for just cause.

2.	Services

Subject to the discretion and direction of the management of the Company the Consultant will use his best efforts to fulfill the following responsibilities and duties:

	(a)	to assist in the preparation of the Company's regulatory filings and related documentation;
	(b)	to act as a liaison between the Company's management and its shareholders in order to keep the Company's shareholders informed of the Company's business activities;
	(c )	to communicate on a regular basis with the brokerage community on matters relating to the affairs of the Company;
	(d)	to assist the Company in developing its corporate profile materials, news releases, brochures, mailouts etc.
	(e)	to assist in raising venture capital through both the private placement and the public offering of the Company's securities, and, through possible debt financings;
	(f)	to assist in the preparation of advertising and promotional material and the dissemination of any such materials to the financial marketplace, investors, the media etc.;
	(g)	to assist the Company in obtaining, developing and maintaining contacts with other persons or companies who might assist in developing and meeting business objectives;
	(h)	to do all such acts and things as may be required to foster, facilitate and enhance a positive reputation for the Company and its securities in the marketplace;

The Consultant shall at all times use his best efforts to advance the interests of the Company, and shall faithfully, industriously and to the best of his abilities, perform the reponsibililties and duties described above. The Consultant shall at all times abide by all directions given by the Board of Directors of the Company and shall keep the Directors informed of events or information material to the Company's affairs.

3.0	Remuneration to the Consultant

In consideration for the services to be provided by the Consultant, the Company agrees to pay the Consultant the following:

	(a)	an aggregate gross monthly fee in the amount of $3,500 US, ; and,

	(b)	an allotment of stock options entitling the Consultant to purchase 25,000 shares in the capital stock of the Company at the minimum price allowable, such price to be fixed during the term of this Agreement , and exercisable fo a period of 5 years from the date of issue.

3.1
The Company agrees to reimburse the Consultant upon presentation of invoice for reasonable expenses incurred by the Consultant in the performance of the services which shall be pre-approved by the management of the Company.

3.2	Notwithstanding the provisions of subparagraph (a) above, the parties agree that the fee may be amended to such other amount as may be agreed upon by the parties in writing.

4.0	Responsibility of the Consultant

4.1	The Consultant shall be responsible for paying all Federal and Provincial taxes contributions with respect to, assessed against, or measured by the Consultant's earnings hereunder and shall make all returns and/or reports required in connection with the aforegoing.

4.2	The Consultant is aware and acknowledges that all of his activities shall be conducted in compliance with applicable securities legislation and the rules and laws of the applicable securities exchanges under whose jurisdiction his activities fall.

5.0	Indemnity

The Consultant hereby agrees to indemnify, defend and save harmless the Company and its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Consultant in connection with this agreement or the Consultant's services hereunder. The provisions of the Indemnity shall survive the termination of this agreement.

6.0	General Provisions

6.1	This Agreement shall be governed by and construed in accordance with laws of the Province of British Columbia, Canada.

6.2	This Agreement is a contract for services and may not be assigned in whole or in part by the Consultant.

6.3	The Consultant shall not, either during the term of this Agreement or at any time thereafter, disclose to any person, firm or corporation other than to the directors and employees of the Company in the course of providing his services hereunder, any confidential information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to providing his services hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or that of any other person, firm or Corporation or to the detriment or intended detriment of the Company) any confidential information held by the Consultant in trust for the Company for the sole benefit of the Company.

6.4	Any notice to be given under this Agreement shall be in writing and delivered to the Consultant and to the Company at the addresses set out as aforesaid.

6.5	This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, nor may any provisions hereof be waived, except in writing, duly executed by each party.

6.6	Time shall be of the essence in the performance of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE COMMON SEAL STRATEGIC
INTERNET INVESTMENTS, INCORPORATED
was hereunto affixed in the presence of:

________________________________________
Authorized Signatory

________________________________________
Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY BILL WHITTLE in the presence of:

________________________________________
Signature of Witness	BILL WHITTLE

________________________________________
Name of Witness

EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

October 22, 2002

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for Strategic Internet Investments, Inc., of our audit report dated April 10, 2002 relating to the audited December 31, 2001 financial statements of Strategic Internet Investments, Inc.

/s/ Amisano Hanson
Amisano Hanson
750 West Pender Street, Suite 604
Vancouver, B.C. V6C 2T7
604-689-0188